Exhibit 99.1

FOR IMMEDIATE RELEASE

SELECT COMFORT ANNOUNCES SECOND QUARTER 2016 RESULTS

•	Reported net sales of $277 million and EPS of $0.03

•	Share repurchase authorization increased to $300 million

•	Reiterates full-year 2016 EPS outlook of $1.25 to $1.45 per share

MINNEAPOLIS - (July 20, 2016) - Select Comfort Corporation (NASDAQ: SCSS) today reported second quarter 2016 results for the period ended July 2, 2016.

“Our second quarter results were in line with our expectations and reflect the recovery from our ERP implementation. We were pleased with the improvement in our customer metrics and sales trends, despite the sluggish consumer environment,” said Shelly Ibach, president and chief executive officer of Select Comfort. “Our investments have strengthened our competitive position as we meet the expectations of a rapidly changing consumer. We are focused on leveraging these investments to deliver strong returns for our shareholders.”

Second Quarter Review

•
Net sales increased 1% to $277 million, including 6 percentage points of growth from stores opened in the last twelve months, partially offset by a 6% comparable sales decline; sales were impacted by an estimated $5-$10 million due to residual effects of the ERP implementation completed in the first quarter

•	Gross profit of $171 million and gross margin of 61.9% were consistent with the prior year

•	Earnings per diluted share of $0.03, compared with $0.21 in the prior year’s quarter; earnings per share were impacted by an estimated 3 to 5 cents due to residual effects of the ERP implementation

Cash Flows and Balance Sheet Review

•	Generated $47 million in net cash from operating activities for the first six months of 2016, compared with $45 million for the same period last year, demonstrating the strength of our business model

•
Invested $24 million in capital expenditures and returned $70 million of cash to shareholders during the first six months of 2016 compared with $39 million and $50 million, respectively, for the same period last year

•	Ended the quarter with $16 million of borrowings against the $150 million revolving credit facility as planned

Share Repurchase Authorization
The company also announced an increase in the outstanding share repurchase authorization to $300 million, effective at the beginning of the fiscal third quarter. The company expects to generate more than $750 million in cash from operations from 2016 through 2019 by executing its consumer innovation strategy. The company is committed to delivering superior shareholder returns, including returning cash to shareholders through share repurchases. Over the past five years, Select Comfort has invested more than $400 million in capital spending and acquisitions, while returning nearly $300 million in cash to shareholders through share repurchases.

Financial Outlook
The company reiterates its outlook for 2016 earnings per diluted share of $1.25 to $1.45, compared with full-year 2015 earnings per diluted share of $0.97. The outlook assumes low-teen sales growth for the full year. The outlook assumes a 10% increase in store count in 2016 and capital expenditures of approximately $65 million, compared with $86 million in 2015. The outlook does not contemplate a worsening consumer spending environment.

Select Comfort Announces Second-quarter 2016 Results – Page 2 of 9

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Select Comfort Corporation
Nearly 30 years ago, Sleep Number transformed the mattress industry with the idea that ‘one size does not fit all’ when it comes to sleep. Today, the company is the leader in sleep innovation and ranked “Highest in Customer Satisfaction with Mattresses” in 2015 by J.D. Power. As the pioneer in biometric sleep monitoring and adjustability, Sleep Number is proving the connection between quality sleep and health and wellbeing. Dedicated to individualizing sleep experiences, the company’s more than 3,400 employees are improving lives with innovative sleep solutions. To find better quality sleep visit one of our more than 500 U.S. Sleep Number® stores or SleepNumber.com.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or may add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks, political unrest or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@selectcomfort.com
Media Contact: Susan Eich; (763) 551-6934; Susan.Eich@selectcomfort.com

Select Comfort Announces Second-quarter 2016 Results – Page 3 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	July 2, 2016	% of Net Sales	July 4, 2015	% of Net Sales

Net sales	$276,878	100.0%	$275,289	100.0%
Cost of sales	105,617	38.1%	104,750	38.1%
Gross profit	171,261	61.9%	170,539	61.9%

Operating expenses:
Sales and marketing	134,785	48.7%	126,627	46.0%
General and administrative	27,018	9.8%	23,880	8.7%
Research and development	7,062	2.6%	3,403	1.2%
Total operating expenses	168,865	61.0%	153,910	55.9%
Operating income	2,396	0.9%	16,629	6.0%
Other (expense) income, net	(229)	(0.1%)	133	0.0%
Income before income taxes	2,167	0.8%	16,762	6.1%
Income tax expense	751	0.3%	5,724	2.1%
Net income	$1,416	0.5%	$11,038	4.0%

Net income per share – basic	$0.03		$0.21

Net income per share – diluted	$0.03		$0.21

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	46,394		51,672
Dilutive effect of stock-based awards	650		872
Diluted weighted-average shares outstanding	47,044		52,544

Select Comfort Announces Second-quarter 2016 Results – Page 4 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	July 2, 2016	% of Net Sales	July 4, 2015	% of Net Sales

Net sales	$629,858	100.0%	$625,098	100.0%
Cost of sales	249,523	39.6%	238,726	38.2%
Gross profit	380,335	60.4%	386,372	61.8%

Operating expenses:
Sales and marketing	285,453	45.3%	267,130	42.7%
General and administrative	57,924	9.2%	52,134	8.3%
Research and development	14,664	2.3%	6,754	1.1%
Total operating expenses	358,041	56.8%	326,018	52.2%
Operating income	22,294	3.5%	60,354	9.7%
Other (expense) income, net	(326)	(0.1%)	286	0.0%
Income before income taxes	21,968	3.5%	60,640	9.7%
Income tax expense	7,583	1.2%	20,803	3.3%
Net income	$14,385	2.3%	$39,837	6.4%

Net income per share – basic	$0.30		$0.77

Net income per share – diluted	$0.30		$0.75

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	47,247		52,009
Dilutive effect of stock-based awards	698		926
Diluted weighted-average shares outstanding	47,945		52,935

Select Comfort Announces Second-quarter 2016 Results – Page 5 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	July 2, 2016	January 2, 2016
Assets
Current assets:
Cash and cash equivalents	$2,401	$20,994
Marketable debt securities – current	—	6,567
Accounts receivable, net of allowance for doubtful accounts of $1,001 and $1,039, respectively	23,513	29,002
Inventories	73,696	86,600
Income taxes receivable	—	15,284
Prepaid expenses	16,415	10,207
Deferred income taxes	15,527	15,535
Other current assets	15,785	13,737
Total current assets	147,337	197,926

Non-current assets:
Marketable debt securities – non-current	—	8,553
Property and equipment, net	202,082	204,376
Goodwill and intangible assets, net	82,079	83,344
Other assets	23,244	19,197
Total assets	$454,742	$513,396

Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings under revolving credit facility	$16,000	$—
Accounts payable	85,814	103,941
Customer prepayments	24,588	51,473
Accrued sales returns	15,755	20,562
Compensation and benefits	25,683	15,670
Taxes and withholding	12,344	9,856
Other current liabilities	25,854	23,447
Total current liabilities	206,038	224,949

Non-current liabilities:
Deferred income taxes	13,485	12,499
Other long-term liabilities	61,412	53,609
Total non-current liabilities	74,897	66,108
Total liabilities	280,935	291,057

Shareholders’ equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 45,929 and 49,402 shares issued and outstanding, respectively	459	494
Additional paid-in capital	—	—
Retained earnings	173,348	221,859
Accumulated other comprehensive loss	—	(14)
Total shareholders’ equity	173,807	222,339
Total liabilities and shareholders’ equity	$454,742	$513,396

Select Comfort Announces Second-quarter 2016 Results – Page 6 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Six Months Ended
	July 2, 2016	July 4, 2015
Cash flows from operating activities:
Net income	$14,385	$39,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,960	21,903
Stock-based compensation	7,606	5,828
Net loss on disposals and impairments of assets	7	184
Excess tax benefits from stock-based compensation	(472)	(1,945)
Deferred income taxes	985	(4,515)
Changes in operating assets and liabilities:
Accounts receivable	5,489	(825)
Inventories	12,904	(14,842)
Income taxes	15,324	4,221
Prepaid expenses and other assets	(6,838)	(944)
Accounts payable	(15,282)	7,879
Customer prepayments	(26,885)	(3,066)
Accrued compensation and benefits	9,249	(8,121)
Other taxes and withholding	1,654	(2,622)
Other accruals and liabilities	1,034	2,082
Net cash provided by operating activities	47,120	45,054

Cash flows from investing activities:
Purchases of property and equipment	(23,764)	(38,938)
Proceeds from sales of property and equipment	67	41
Investments in marketable debt securities	—	(19,306)
Proceeds from marketable debt securities	15,090	41,932
Net cash used in investing activities	(8,607)	(16,271)

Cash flows from financing activities:
Net increase (decrease) in short-term borrowings	12,574	(7,478)
Repurchases of common stock	(71,366)	(51,629)
Proceeds from issuance of common stock	1,623	2,458
Excess tax benefits from stock-based compensation	472	1,945
Debt issuance costs	(409)	—
Net cash used in financing activities	(57,106)	(54,704)
Net decrease in cash and cash equivalents	(18,593)	(25,921)
Cash and cash equivalents, at beginning of period	20,994	51,995
Cash and cash equivalents, at end of period	$2,401	$26,074

Select Comfort Announces Second-quarter 2016 Results – Page 7 of 9

SELECT COMFORT CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Percent of sales:
Retail	90.6%	91.0%	90.8%	91.4%
Direct and E-Commerce	6.0%	6.2%	6.2%	6.0%
Wholesale/other	3.4%	2.8%	3.0%	2.6%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(7%)	13%	(5%)	18%
Direct and E-Commerce	(2%)	14%	3%	15%
Company-Controlled comparable sales change	(6%)	13%	(5%)	18%
Net opened/closed stores	6%	5%	5%	6%
Total Company-Controlled Channel	0%	18%	0%	24%
Wholesale/other	21%	(9%)	15%	(15%)
Total	1%	17%	1%	22%

Stores open:
Beginning of period	497	463	488	463
Opened	19	5	33	13
Closed	(10)	(1)	(15)	(9)
End of period	506	467	506	467

Other metrics:
Average sales per store ($ in 000's) [1,3]	$2,333	$2,480
Average sales per square foot [1,3]	$937	$1,048
Stores > $1 million net sales [1,3]	98%	100%
Stores > $2 million net sales [1,3]	59%	67%
Average revenue per mattress unit [2]	$4,206	$4,081	$4,074	$3,991

1 Trailing twelve months for stores open at least one year.
2 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.
3 Fiscal 2014 included 53 weeks, as compared to 52 weeks in fiscal 2016 and 2015. The additional week in 2014 was in the fiscal fourth quarter. Company-Controlled comparable sales metrics have been adjusted to remove the estimated impact of the additional week on those metrics.

Select Comfort Announces Second-quarter 2016 Results – Page 8 of 9

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net income	$1,416	$11,038	$25,067	$82,338
Income tax expense	751	5,724	11,691	41,717
Interest expense	251	10	497	53
Depreciation and amortization	14,053	10,921	53,261	41,582
Stock-based compensation	3,840	3,046	12,068	10,591
Asset impairments	14	15	66	630
Adjusted EBITDA	$20,325	$30,754	$102,650	$176,911

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Net cash (used in) provided by operating activities	$(16,861)	$(3,810)	$110,008	$139,944
Subtract: Purchases of property and equipment	11,475	21,142	70,412	75,766
Free cash flow	$(28,336)	$(24,952)	$39,596	$64,178

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Select Comfort Announces Second-quarter 2016 Results – Page 9 of 9

SELECT COMFORT CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	July 2, 2016	July 4, 2015
Net operating profit after taxes (NOPAT)
Operating income	$37,035	$123,587
Add: Rent expense [1]	64,232	61,157
Add: Interest income	219	521
Less: Depreciation on capitalized operating leases [2]	(16,749)	(15,280)
Less: Income taxes [3]	(27,055)	(57,496)
NOPAT	$57,682	$112,489

Average invested capital
Total equity	$173,807	$255,392
Less: Cash greater than target [4]	—	—
Add: Long-term debt [5]	—	—
Add: Capitalized operating lease obligations [6]	513,856	489,256
Total invested capital at end of period	$687,663	$744,648
Average invested capital [7]	$724,593	$686,514
Return on invested capital (ROIC) [8]	8.0%	16.4%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 31.9% and 33.8% for 2016 and 2015, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations, if applicable.

6 A multiple of eight times annual rent expense is used as an estimate of capitalizing our operating lease obligations.The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.